SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.D. 20549

                               FORM 8-K

                         CURRENT REPORT PURSUANT
                      TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


Date of earliest event reported:  November 11, 1999

TV COMMUNICATIONS NETWORK, INC.
(a Colorado Corporation)

I.R.S. Employer Identification Number 84-1062555

10020 E. Girard Avenue, #300
Denver, Colorado 80231
Telephone:  (303) 751-2900

Investor relations contact:

Kenneth D. Roznoy, Vice President of Business Development
10020 E. Girard Avenue, #300
Denver, Colorado 80231
Telephone:  (303) 751-2900

Item 1.   Not Applicable

Item 2.   Not Applicable

Item 3.   Not Applicable

Item 4.   Not Applicable

Item 5.

The Company announced today that it was postponing its Annual Meeting Date until further notice, so as to allow the SEC staff to finish its review of the Company's Proxy Materials and Annual Report mailing materials. No change in the Date of Record has been deemed appropriate as of yet in connection with the Postponement. A new Annual Meeting date and a new mailing date will be announced as soon as possible.

Item 6.   Not Applicable

Item 7.   Not Applicable

Item 8.   Not Applicable

Item 9.   Not Applicable

SIGNATURES

Pursuant to the requirements of The Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TV COMMUNICATIONS NETWORK, INC.

Date:  November 11, 1999

/ss/Omar A. Duwaik
Omar A. Duwaik
PRESIDENT/CEO

/ss/Kenneth D. Roznoy
Kenneth D. Roznoy
VICE PRESIDENT/BUSINESS DEVELOPMENT